                                                                    Exhibit 1.2


                                PRICING AGREEMENT
                                -----------------

GOLDMAN, SACHS & CO.
         AS REPRESENTATIVES OF THE SEVERAL
           UNDERWRITERS NAMED ON SCHEDULE I HERETO,
C/O GOLDMAN, SACHS & CO.
85 BROAD STREET
NEW YORK, NEW YORK  10004

                                                               February 2, 2000

Ladies and Gentlemen:

                  SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 23, 1999 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Goldman, Sachs & Co., on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of February 1, 2000 between the Company and Chase Manhattan Bank Delaware, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Certificates (the "Certificates") specified in Schedule II hereto (the "Designated Securities"). The Certificates will be issued pursuant to the Trust Agreement.

                  Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

                  During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including February 15, 2000, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

                  Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes or Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes and the Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and the Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes and the Certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

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                  The Prospectus Supplement and the Prospectus have not been registered as a prospectus with the Registrar of Companies and Businesses in Singapore and the Notes and the Certificates will be offered in Singapore pursuant to an exemption invoked under Section 106C of the Companies Act, Chapter 50, of Singapore (the "Singapore Companies Act"). Accordingly, each Underwriter represents and agrees that it has not offered or sold and will not offer or sell the Notes and the Certificates nor will they circulate or distribute the Prospectus Supplement, the Prospectus or any other offering document or material relating to the Notes and the Certificates, either directly or indirectly, to the public or any member of the public in Singapore other than to an institutional investor or other person specified in Section 106C of the Singapore Companies Act; to a sophisticated investor, and in accordance with the conditions specified in Section 106D of the Singapore Companies Act; or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

                  If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                SLM FUNDING CORPORATION
                                By: /s/ J. Lance Franke
                                    -------------------
                                    Name:   J. Lance Franke
                                    Title:  Chief Financial Officer

                                STUDENT LOAN MARKETING ASSOCIATION
                                By: /s/ Michael E. Sheehan
                                    ----------------------
                                    Name:   Michael E. Sheehan
                                    Title:  Assistant Vice President

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By: /s/ Goldman Sachs & Co.
    -----------------------
     Name:  Scott Kaylie
     Title:  Associate

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

                                                           SCHEDULE I

                                           AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

    UNDERWRITER                                                CERTIFICATES
Goldman, Sachs & Co.                                          $11,955,000

Banc of America  Securities LLC                               $11,951,000

Chase Securities Inc.                                         $11,951,000

Credit Suisse First Boston Corporation                        $11,951,000

J.P. Morgan Securities Inc.                                   $11,951,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated            $11,951,000

TOTAL                                                         $71,710,000
                                                              -----------


                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:


             Floating Rate Student Loan-Backed Certificates

AGGREGATE AMOUNT OF DESIGNATED SECURITIES:  $71,710,000

PRICE TO PUBLIC PER CERTIFICATE:    100.00%

PURCHASE PRICE BY UNDERWRITERS PER CERTIFICATE:

   $71,710,000 of Floating Rate Student Loan-Backed Certificates:   99.6775%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                Same Day Funds

TRUST AGREEMENT: Trust Agreement, dated February 1, 2000, among SLM Funding Corporation, as Seller, and Chase Manhattan Bank Delaware, as Eligible Lender Trustee

MATURITY:             April 2016 Distribution Date

RETURN RATE:               Five-month LIBOR* plus 0.45%

----------------
*  As to initial Accrual Period; thereafter, Three-month LIBOR.

FORM OF DESIGNATED SECURITIES:      Book-Entry (DTC)

TIME OF DELIVERY:.February 15, 2000

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:    Goldman, Sachs & Co.

     Address for Notices, etc.:     Goldman, Sachs & Co.
                                    85 Broad Street
                                    New York, New York 10004

                                     Attn:    Thomas Lasersohn


         MODIFICATIONS TO UNDERWRITING AGREEMENT (SOLELY FOR PURPOSES OF THIS PRICING AGREEMENT):

         1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

            In addition, the Trust will enter into swap agreements (the "Swap Agreements") with Goldman Sachs Mitsui Marine Derivative Products, L.P. and Goldman Sachs Capital Markets, Inc. (the "Swap Counterparties").

         2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

            (n) The Swap Agreements shall have been entered into by the Trust and the respective Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.